As filed with the Securities and Exchange Commission on August 24, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF MONTREAL

(Exact Name of Registrant as Specified in Its Charter)

CANADA	13-4941092
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 King Street West

1 First Canadian Place

Toronto, Ontario

Canada M5X 1A1

(Address of Principal Executive Offices)

BANK OF MONTREAL QUALIFIED EMPLOYEE SHARE PURCHASE PLAN

BANK OF MONTREAL NONQUALIFIED EMPLOYEE SHARE PURCHASE PLAN

(Full Title of the Plan)

Colleen Hennessy

Bank of Montreal

111 West Monroe Street, P.O. Box 755

Chicago, Illinois 60603

(312) 461-7745

(Name, Address and Telephone Number of Agent for Service)

Copies of Communications to:

William C. Hermann

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603

(312) 845-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, without par value	500,000	$58.56	$29,280,000	$3,400.00

(1)	No original issuance common shares will be offered under the Bank of Montreal Qualified Employee Share Purchase Plan and the Bank of Montreal Nonqualified Employee Share Purchase Plan. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of common shares as may become issuable by reason of stock dividends, stock splits or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h), based upon the average of the high and low sale prices of the common shares of Bank of Montreal as quoted on the New York Stock Exchange on August 22, 2011 (which is within five business days prior to the date of the filing).

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 500,000 common shares, without par value, of Bank of Montreal (the “Bank” or “Registrant”), which may be issued pursuant to awards under the Bank of Montreal Qualified Employee Share Purchase Plan and the Bank of Montreal Nonqualified Employee Share Purchase Plan (collectively the “Plans”). In accordance with General Instruction E to Form S-8, the Bank hereby incorporates herein by reference the contents of the Form S-8 filed by the Bank with respect to earlier versions of the Plans on January 3, 2002 (Registration No. 333-14260), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

3.1	By-laws of Bank of Montreal (incorporated by reference to the Current Report on Form 6-K filed by Bank of Montreal with the SEC on March 28, 2011).

4.1	Bank of Montreal Qualified Employee Share Purchase Plan.

4.2	Bank of Montreal Nonqualified Employee Share Purchase Plan.

23.1	Consent of KPMG LLP.

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (as set forth on pages II-3 and II-4 herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on August 23, 2011.

BANK OF MONTREAL

By:	/s/ Thomas E. Flynn
Thomas E. Flynn
Executive Vice-President and Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of William A. Downe, Thomas E. Flynn and Cathryn E. Cranston his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the U.S. Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, in connection with the registration under the Securities Act of the securities of Bank of Montreal (the “Bank”), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors or officer of the Bank, on this Registration Statement or a registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act relating to such securities and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of the securities of the Bank, on any and all amendments, including post-effective amendments, to such registration statement, or on a registration statement filed upon shareholder approval of increases of amounts of securities subject to the Plans to which this Registration Statement relates, and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated in the City of Toronto, Province of Ontario, Canada, on the date indicated below.

Signature Name	Title	Date

/s/ William A. Downe	President and Chief Executive Officer, Director	August 24, 2011
William A. Downe	(Principal Executive Officer)

/s/ Thomas E. Flynn	Chief Financial Officer	August 23, 2011
Thomas E. Flynn	(Principal Financial and Accounting Officer)

/s/ David Galloway	Chairman of the Board	August 23, 2011
David Galloway

/s/ Robert M. Astley	Director	August 23, 2011
Robert M. Astley

Signature Name	Title	Date

/s/ David R. Beatty	Director	August 23, 2011
David R. Beatty

/s/ Sophie Brochu	Director	August 23, 2011
Sophie Brochu

/s/ Robert Chevrier	Director	August 23, 2011
Robert Chevrier

/s/ George A. Cope	Director	August 23, 2011
George A. Cope

/s/ Christine A. Edwards	Director	August 23, 2011
Christine A. Edwards

/s/ Ronald H. Farmer	Director	August 23, 2011
Ronald H. Farmer

/s/ Harold K. Kvisle	Director	August 23, 2011
Harold K. Kvisle

/s/ Bruce H. Mitchell	Director	August 23, 2011
Bruce H. Mitchell

/s/ Philip S. Orsino	Director	August 23, 2011
Philip S. Orsino

/s/ Martha C. Piper	Director	August 23, 2011
Martha C. Piper

/s/ J. Robert S. Prichard	Director	August 23, 2011
J. Robert S. Prichard

/s/ Guylaine Saucier	Director	August 23, 2011
Guylaine Saucier

/s/ Don M. Wilson III	Director	August 23, 2011
Don M. Wilson III

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of Bank of Montreal in the United States, in the City of Chicago, State of Illinois, August 22, 2011.

BANK OF MONTREAL

By:	/s/ Colleen Hennessy
Colleen Hennessy
Authorized Representative in the United States

EXHIBIT INDEX

3.1	By-laws of Bank of Montreal (incorporated by reference to the Current Report on Form 6-K filed by Bank of Montreal with the SEC on March 28, 2011).

4.1	Bank of Montreal Qualified Employee Share Purchase Plan.

4.2	Bank of Montreal Nonqualified Employee Share Purchase Plan.

23.1	Consent of KPMG LLP.

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (as set forth on pages II-3 and II-4 herein).